Exhibit (a)(30)

DEUTSCHE DWS SECURITIES TRUST

Amended and Restated Establishment and Designation of Series and

Classes of Shares of Beneficial Interest, With $0.01 Par Value

WHEREAS, the Trustees of Deutsche DWS Securities Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective September 30, 2022, amended and restated the Trust’s Prior Designations, the terms of the amended and restated designation to supersede any terms set forth in the Prior Designations; and

WHEREAS, pursuant to Article V, Section 5.11 and Article VIII, Section 8.2 of the Declaration, the Trustees, at a meeting held on November 30, 2023, authorized the termination of the Class of Shares designated as “Class C” shares of DWS Communications Fund, a Series of the Trust.

NOW, THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Sections 8.2 and 8.3 of the Declaration, the Trustees of the Trust, effective March 25, 2024, hereby amend and restate the Trust’s Prior Designations, the terms of which are to supersede any terms set forth in the Prior Designations:

1.       The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series and, if applicable, a Class under, the Declaration and this amended and restated designation:

DWS Communications Fund	Class A
Class S
Institutional Class

DWS Enhanced Commodity Strategy Fund	Class A
Class C
Class R6
Class S
Institutional Class

DWS ESG Blue Economy Ocean Fund	Class A
Class R6
Class S
Institutional Class

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DWS Health and Wellness Fund	Class A
Class C
Class S
Institutional Class

DWS RREEF Global Real Estate Securities Fund	Class A
Class C
Class R6
Class S
Institutional Class

DWS RREEF Real Estate Securities Fund	Class A
Class C
Class R
Class R6
Class S
Institutional Class

DWS Science and Technology Fund	Class A
Class C
Class S
Institutional Class

2.       For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, (if applicable) as such prospectus or statement of additional information may be further supplemented from time to time.

3.       The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this instrument as of this 3rd day of April 2024.

/s/Dawn-Marie Driscoll	/s/Rebecca W. Rimel
Dawn-Marie Driscoll, Trustee	Rebecca W. Rimel, Trustee

/s/Keith R. Fox	/s/Catherine Schrand
Keith R. Fox, Trustee	Catherine Schrand, Trustee

/s/Richard J. Herring	/s/William N. Searcy, Jr.
Richard J. Herring, Trustee	William N. Searcy, Jr., Trustee

/s/Chad D. Perry
Chad D. Perry, Trustee

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